UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2013 (September 6, 2013)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02  -  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2013, the Compensation Committee recommended to and the Board of Directors of U.S. Energy Corp. (the “Company”) approved new Executive Severance and Non-Compete Agreements (“Executive Agreements”) for four (4) of the Company’s executive officers (Keith G. Larsen, Mark J. Larsen, Steven D. Richmond and Steven R. Youngbauer).  The Executive Agreement for Mr. Richmond is a new agreement.  The Executive Agreements for the other three officers combine and replace their existing Executive Employment Agreements scheduled to expire on October 20, 2013 and their existing Executive Severance and Non-Compete Agreements.  Each of the Executive Agreements provides for severance and other benefits to be provided to the relevant executive in the event of the termination of the executive’s employment in certain circumstances, including (i) a specified multiple of the executive’s base salary and current target bonus (two times for Keith G. Larsen and Mark J. Larsen and one time for Mr. Richmond and Mr. Youngbauer), and an option “cash-out”, in the event the executive is terminated without “Cause” (as defined in the agreement), except following a “Change in Control” (as defined in the agreement) and (ii) in the event of a termination following a “Change in Control”, unless the termination is for Cause or in certain other circumstances, an amount equal to three times the executive’s base salary and current target bonus, an option cash-out, accelerated vesting of all other equity awards, and certain insurance and related benefits.  The Executive Agreements also provide that the relevant executive will generally be restricted from competing with the Company for a period of three years following termination, and will be subject to a three-year non-solicitation period.  All of the Executive Agreements contain identical terms, except as described above.  Currently the Executive Officers are paid the following annual base compensation: $283,067 to Keith G. Larsen; $274,248 to Mark J. Larsen; $193,752 to Mr. Richmond and $193,336 to Mr. Youngbauer.  Annual base compensation may be changed annually upon recommendation of the Compensation Committee and approval by the full Board.

The executive officer’s right to participation in the Company’s other compensation arrangements are not affected by the Executive Agreements.

The foregoing summary is qualified by reference to the text of each agreement, which is attached as an exhibit to this report.

Item 9.01

Financial Statements and Exhibits

Exhibit 10.1                           Executive Severance and Non-Compete Agreement (Keith G. Larsen)

Exhibit 10.2                           Executive Severance and Non-Compete Agreement (Mark J. Larsen)

Exhibit 10.3                           Executive Severance and Non-Compete Agreement (Steven D. Richmond)

Exhibit 10.4                           Executive Severance and Non-Compete Agreement (Steven R. Youngbauer)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: September 10, 2013	By:	/s/ Keith. Larsen
Keith G. Larsen, CEO